SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM S-8

                            Registration Statement
                                   Under the
                            Securities Act of 1933


                            HARCOURT GENERAL, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                          04-1619609
        (State or Other Jurisdiction of        (I.R.S. Employer
         Incorporation or Organization)         Identification No.)

                  27 Boylston Street, Chestnut Hill, MA 02167
                   (Address of Principal Executive Offices)

                  HARCOURT GENERAL, INC. 1997 INCENTIVE PLAN
                           (Full Title of the Plan)

                             ERIC P. GELLER, ESQ.
                   Senior Vice President and General Counsel
                              27 Boylston Street
                            Chestnut Hill, MA 02167
                    (Name and Address of Agent for Service)

                                 617-232-8200
         (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

                                                Proposed
      Title of                    Proposed       Maximum
     Securities      Amount        Maximum      Aggregate      Amount of
        to be         to be        Offering      Offering    Registration
     Registered    Registered        Price      Price (2)       Fee (3)
                                 Per Share (1)

    Common Stock  4,000,000      $53.78125     $215,125,000  $63,461.88
                   shares


         1. This estimate is made solely for the purpose of determining the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, (the "Securities Act") based upon $53.78125, the average of the high and low prices of the Common Stock of the Registrant on December 12, 1997 as reported on the New York
     Stock Exchange.

         2. Estimate solely for the purpose of calculating the registration fee.

         3. The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.


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PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended October 31, 1996;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in paragraph (a) above; and

     (c) The description of Common Stock of the Registrant contained in the Registrant's registration statement filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares to be offered hereby will be passed upon for the Registrant by Eric P. Geller, Senior Vice President and General Counsel for the Registrant. As of December 15, 1997, Mr. Geller owned beneficially 12,398 shares of the Registrant's Common Stock and 6,000 shares of the Registrant's Series A Stock. Mr. Geller also has options to purchase 48,475 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful;

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provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     The By-laws of the Registrant contain provisions to the effect that each director or officer of the Registrant and persons serving at the request of the Registrant as a director, officer, employee or agent of another organization shall be indemnified by the Registrant against liabilities and expenses in connection with any legal proceedings to which he may be made a party or with which he may become involved or threatened by reason of his position with the Registrant or such other organization. The provisions include indemnification with respect to matters covered by a settlement. Any such indemnification shall be made only if the Board of Directors determines by a majority vote of a quorum consisting of directors who were not parties to such action (or, if such quorum is not obtainable, or if the Board of Directors directs, by independent legal counsel) or by the stockholders, that indemnification is proper in the circumstances because the person seeking indemnification has met applicable standards of conduct. It must be determined that the director, officer or other person acting at the request of the Registrant acted in good faith with the reasonable belief that his action was in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

     The Registrant has a directors and officers liability insurance policy covering certain liabilities that may be incurred by its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     See Exhibit Index immediately following the signature page.

ITEM 9.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

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       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on September 30, 1997.

                                          HARCOURT GENERAL, INC.

                                          By: /s/ Richard A. Smith

                                              Richard A. Smith
                                              Chairman of the Board and Chief
                                              Executive Officer


                               POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Richard A. Smith, Robert A. Smith, Brian J. Knez, John R. Cook and Eric P. Geller and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Harcourt General, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite or necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


                                  SIGNATURES

      Name                   Title                       Date

Principal Executive Officer:

/s/ Richard a. Smith         Chairman of the Board and   September 30, 1997
Richard A. Smith             Chief Executive Officer

Principal Financial Officer:
/s/ John R. Cook             Senior Vice President and   September 30, 1997
John R. Cook                 Chief Financial Officer


Principal Accounting Officer:
/s/ Stephen C. Richards      Vice President and          September 30, 1997
Stephen C. Richards          Controller

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                                     DIRECTORS:


/s/ William F. Connell                                  September 30, 1997
William F. Connell


/s/ Gary L. Countryman                                  September 30, 1997
Gary L. Countryman


/s/ Jack M. Greenberg                                   September 30, 1997
Jack M. Greenberg


/s/ Brian J. Knez                                       September 30, 1997
Brian J. Knez


/s/ Jeffrey R. Lurie                                    September 12, 1997
Jeffrey R. Lurie


/s/ Lynn Morley Martin                                  September 27, 1997
Lynn Morley Martin


/s/ Maurice Segall                                      September 30, 1997
Maurice Segall


/s/ Robert A. Smith                                     September 30, 1997
Robert A. Smith


/s/ Paul Stern                                          September 12, 1997
Paula Stern


/s/ Hugo Uyterhoeven                                    September 15, 1997
Hugo Uyterhoeven


/s/ Clifton R. Wharton, Jr.                             September 30, 1997
Clifton R. Wharton, Jr.

                                 EXHIBIT INDEX

                                 Description
   Exhibit No.


      4.1            Restated Certificate of
                     Incorporation of the Registrant,
                     incorporated herein by reference
                     to Exhibit 3.1 to the Registrant's
                     Quarterly Report on Form 10-Q for
                     the fiscal quarter ended April 30,
                     1997.



      4.2            By-laws of the Registrant, as
                     amended, incorporated herein by
                     reference to Exhibit 3.2 to the
                     Registrant s Annual Report on Form
                     10-K for the fiscal year ended
                     October 31, 1991.



      5              Opinion of Eric P. Geller, Esq.,
                     Senior Vice President and General
                     Counsel of Harcourt General, Inc.



     23.1            Consent of Deloitte and Touche
                     LLP.



     23.2            Consent of Eric P. Geller, Esq.
                     (Contained in Exhibit 5)



     99              Harcourt General, Inc. 1997
                     Incentive Plan,  incorporated
                     herein by reference to Exhibit A
                     to the Registrant's Definitive
                     Schedule 14A (Definitive Proxy
                     Statement and Definitive
                     Additional Materials), dated
                     February 4, 1997, and filed with
                     the Securities and Exchange
                     Commission.


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